Form 10-K 1993                      Stone & Webster, Incorporated

Exhibit (23)


COOPERS                           Certified Public Accountants
& LYBRAND





                   CONSENT OF INDEPENDENT ACCOUNTANTS

                              ____________




We consent to the incorporation by reference in the registration statement of Stone & Webster, Incorporated and Participating
Subsidiaries on Form S-8 (File No. 33-23594) of our report dated
February 15, 1994, on our audits of the consolidated financial statements and financial statement schedules of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.


                                      COOPERS & LYBRAND




New York, New York
February 15, 1994